Exhibit 10.32.4

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

Execution Version

SECOND AMENDMENT TO SALES REPRESENTATIVE SERVICES AGREEMENT

This Second Amendment to Sales Representative Services Agreement (the “Amendment”) is entered into as of this 10th day of May, 2010 by and between VENTIV COMMERCIAL SERVICES, LLC, a New Jersey limited liability company (“VCS”) and ENDO PHARMACEUTICALS INC., A Delaware CORPORATION (“Client”). VCS and Client may each be referred to herein as a “Party” and, collectively, as the “Parties.”

W I T N E S S E T H:

WHEREAS, VCS and Client are parties to a Sales Representative Services Agreement dated April 1, 2008 and an Amendment to Sales Representative Services Agreement dated May 8, 2009 (collectively the “Agreement”) relating to the provision by the VCS Field Force of certain sales and promotional services on behalf of Client.

WHEREAS, VCS and Client desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:

1. Except as provided in this Amendment, the terms and conditions set forth in the Agreement shall remain unaffected by execution of this Amendment. To the extent any provisions or terms set forth in this Amendment conflict with the terms set forth in the Agreement, the terms set forth in this Amendment shall govern and control. Terms not otherwise defined herein, shall have the meanings set forth in the Agreement.

2. Article II of the Agreement is amended to provide that the Term of the Agreement is hereby extended for an additional two month period and the Term shall remain in effect through August 10, 2010. The period from June 11, 2010 through August 10, 2010 shall be referred to as the “Extended Initial Term”. For clarification purposes, the Parties agree that the compensation from Client to VCS for services rendered during the Extended Initial Term will be consistent with the June 2010 fees outlined in Schedule B-Y – Budget of the Agreement, including the ability to earn an additional *** per month which will be tied to risk share metrics consistent with the First Amendment. The monthly at risk share will be split 50% between Sales Goals & Primary Detail Goals. The Monthly Primary Detail Goal will be *** or ***. The Sales Goals will be mutually agreed upon by the Parties, and will be consistent with the Sales Goals the parties are currently discussing for the previous Agreement Year.

3. This Amendment may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Amendment by exchange of facsimile copies or via pdf file bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Amendment by such party. Such facsimile copies and/or pdf versions shall constitute enforceable original documents.

4. The terms of this Amendment are intended by the Parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The Parties further intend that this Amendment constitute the complete and exclusive statement of its terms and shall supersede any prior agreement with respect to the subject matter hereof.

WHEREFORE, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

VENTIV COMMERCIAL SERVICES, LLC

By:	/s/ Brad Patten
Name:	Brad Patten
Title:	SVP Business Development
Dated:	6/2/10

ENDO PHARMACEUTICALS INC.

By:	/s/ Larry Romaine
Name:	Larry Romaine
Title:	Vice President, Sales
Dated:	June 2, 2010

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